1 ALLIED HEALTHCARE ANNUAL SHAREHOLDER MEETING November 8, 2012

FY2012 REVIEW ▪ Domestic Hospital, Construction & Emergency Markets Continued to be Hammered by Recession. 2

FY2012 REVIEW - cont ▪ International Sales have begun to turn around. 3 % Change from Prior Year % Change from Pre - Recession Levels International Orders 25.5% 4.7% International Sales 6.2% (9.4)%

MASS CASUALTY PRODUCTS 4 ▪ We have not yet been able to convince the emergency preparedness community to the level we expected of the need for hospital evacuation/mass casualty ventilators: » Can be operated by non - RCPs » Can operate outdoors with rough treatment » Are designed to be stockpiled for extended periods

CO ₂ ABSORBENTS Introduced our CO ₂ Absorbent, Litholyme, in FY2012. 5

FY 2012 FY 2011 $ DIFF Sales $43.4 $46.8 $(3.3) Gross Margin $10.0 $11.0 $(1.0) % 23.0% 23.5% SG&A $10.6 $10.6 ----- Pre - Tax Profit $(0.7) $0.4 $(1.0) % (1.6)% 0.9% EPS $(0.05) $0.03 $(0.08) 6

CHANGE IN PRE - TAX PROFIT FY2012 VS FY2011 Sales Decline of $3.3 Million $(1.6) Increased Material Costs $(0.2) Mfg Cost Reductions $0.7 Other $0.1 Change In Gross Margins $(1.0) SG&A Expense ---- Change in Pre - tax Profit $(1.0) 7

FY2013 ▪ Projecting no significant improvement in Domestic Hospital, Emergency Construction Markets. ▪ Expect to continue to see double digit growth in our international sales. ▪ Expect to see major growth in our CO 2 Absorbent business. ▪ Will be introducing our new AHP300 ventilator in the 4 th quarter. 8

AHP 300 ▪ Expert/Non - Expert Mode: a. Can be used day - to - day as hospital transport vent. b. Can be used in evacuation or mass casualty incident by “non - experts”. ▪ “Stockpileable” ▪ Able to operate outdoors in cold, rain, etc. ▪ Can operate for extended periods on battery. 9

FY2013 OUTLOOK SUMMARY ▪ No expected change in domestic markets. ▪ International sales growth to continue. ▪ Expect significant growth in CO ₂ Absorbent business. ▪ Don’t expect impact of AHP300 until FY 2014. 10